Exhibit 99.1

Masimo to Acquire Connected Care Business from NantHealth
Irvine and Culver City, California -- January 14, 2020 - Masimo (NASDAQ: MASI), a global leader in noninvasive monitoring technologies, and NantHealth, Inc. (NASDAQ: NH), a next-generation, evidence-based, personalized healthcare company, today announced the signing of a definitive agreement under which Masimo will acquire the Connected Care assets from NantHealth, Inc. for a $47.25 million upfront cash payment. NantHealth’s Connected Care solutions provide medical device interoperability to hospitals and health systems. The portfolio includes DCX™ device connectivity (formerly known as DeviceConX™), VCX™ patient vitals software (formerly known as VitalsConX™), HBox® connectivity hub, and Shuttle interface cable.
The acquisition supports Masimo’s goal to help hospitals improve the continuum of great care through hospital automation, connectivity, and innovative noninvasive monitoring technologies. The Connected Care franchise is an established leader in providing connectivity solutions to hospitals, enabling streamlined collection and storage of medical device data through a vendor-agnostic platform into the EHR or other clinical information systems.
“One of the strategic priorities for Masimo is, through our Hospital Automation solutions, to reduce clinician cognitive overload and reduce errors of omission. Through connectivity, predictive algorithms, and decision support, we hope to improve the continuum of great care. The connectivity assets we are acquiring are completely in line with our mission as they will help accelerate our internal growth initiatives in this area,” said Joe Kiani, Founder, Chairman, and CEO of Masimo. “Not only does Connected Care immediately increase our customer footprint but also provides us with products which complement our current portfolio. As a result, we are very excited to welcome the Connected Care’s talented team to Masimo and look forward to realizing our vision together.”
Patrick Soon-Shiong, MBBCh, MSc, FRCS (C), NantHealth Chief Executive Officer and Chairman of the Board said, “Our decision to sell the Connected Care business enables us to focus on accelerating growth for our NaviNet® and Eviti® SaaS solutions, our data and molecular analytics capabilities, and pursue other strategically aligned goals. We believe Masimo has the best connectivity solutions, and we are delighted to have found the right home for our Connected Care business and our committed team of employees. We are working with Masimo to ensure a smooth transition for our Connected Care customers.”
The transaction is expected to close in the first quarter of 2020, subject to customary closing conditions. Masimo expects to fund the acquisition with existing cash on hand. The estimated financial impact of the transaction is included in Masimo’s full-year 2020 financial guidance, which is being issued in a separate press release today.
@MasimoInnovates | #Masimo

About Masimo
Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.1 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,2 improve CCHD screening in newborns,3 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.4-6 Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world,7 and is the primary pulse oximetry at 9 of the top 10 hospitals according to the 2019-20 U.S. News and World Report Best Hospitals Honor Roll.8 Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Iris® platform, and include Iris Gateway®, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Doctella™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
References

1.
Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at http://www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.

2.	Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.

3.	de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.

4.	Taenzer AH et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.

5.	Taenzer A et al. Postoperative Monitoring - The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.

6.	McGrath SP et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.

7.	Estimate: Masimo data on file.

8.	http://health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview.

About NantHealth
NantHealth, a member of the NantWorks ecosystem of companies, provides leading solutions across the continuum of care for physicians, payors, patients and biopharmaceutical organizations. NantHealth enables the use of cutting-edge data and technology toward the goals of empowering clinical decision support and improving patient outcomes. NantHealth’s comprehensive product portfolio combines the latest technology in payor/provider platforms that exchange information in near-real time (NaviNet and Eviti), connected care solutions that deliver medical device interoperability (DCX device connectivity platform and VCX patient vitals software) and molecular profiling services that combine comprehensive DNA & RNA tumor-normal profiling with pharmacogenomics analysis (GPS Cancer®). For more information, please visit www.nanthealth.com or follow us on Twitter, Facebook and LinkedIn.
Forward-Looking Statements: Masimo
This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, those related to Masimo’s proposed acquisition of the Connected Care Business from NantHealth (the “Acquisition”), and are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to achieving the conditions to closing the Acquisition and risks regarding the integration of assets acquired from NantHealth; risks related to our assumptions regarding the repeatability of clinical results; risks related to our belief that Masimo's unique noninvasive measurement technologies, contribute to positive clinical outcomes and patient safety; risks related to our belief that Masimo noninvasive medical breakthroughs provide cost-effective solutions and unique advantages; as well as other factors discussed in the "Risk Factors" section of our most recent reports filed with the Securities and Exchange Commission ("SEC"), which may be obtained for free at the SEC's website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. We do not undertake any obligation to update, amend or clarify these statements or the "Risk Factors" contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.
Forward-Looking Statements: NantHealth
This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

Investor Contact:
Masimo
Eli Kammerman
949-297-7077
ekammerman@masimo.com

Media Contacts:
Masimo
Evan Lamb
949-396-3376
elamb@masimo.com

NantHealth
Kelly Neagu
760-670-0197
kneagu@nanthealth.com